EXHIBIT 23.1

                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated July 11, 1997, included in the Arch Coal, Inc. and Subsidiaries Employee Thrift Plan Form 11-K for the year ended December 31, 1996, and our report dated January 16, 1997, on the Arch Coal, Inc. financial statements for the year ended December 31, 1996, included in the Form S-4 (No. 333-28149).



/s/ ARTHUR ANDERSEN LLP

St. Louis, Missouri
July 31, 1997